Exhibit 10.2

C13001 Bank of Beijing

Contract No.: [0528336]

Comprehensive Credit Contract

(Applicable to Single Customer Comprehensive Credit)

Trustee: Springpower Technology (Shenzhen) Company Limited

Creditor Grantor: Bank of Beijing Co., Ltd. Shenzhen Branch

Date of Concluding the Contract: January 22, 2019

Table of Conditions of Comprehensive Credit Contract

Trustee: Springpower Technology (Shenzhen) Company Limited

Business license number/ uniform social credit code:**

Legal representative/ person in charge: PAN Dangyu

Contact: SUN Xun

Correspondence address:**

Creditor grantor (hereinafter referred to as “Bank of Beijing”): Bank of Beijing Co., Ltd. Shenzhen Branch

Legal representative/ person in charge: QU Ruiguang

Correspondence address: First Floor, Bank of Beijing Plaza, China Resources MixC T5, No. 9668, Shennan Avenue, Nanshan District, Shenzhen City

Postal code: 518040 Tel.: 0755-23957000 Fax: 0755-23957009

The trustee and Bank of Beijing (hereinafter collectively referred to as “both parties”) hereby conclude this contract through equality, voluntariness and consensus in the domicile of Bank of Beijing on the date of concluding the contract recorded in the cover page of the contract on the basis of the Contract Law of the People’s Republic of China and other laws and regulations in accordance with the following contract conditions and the Basic Terms and Conditions of Comprehensive Credit Contract.

A. Maximum credit limit (when the amount in words is inconsistent with the amount in numbers, the amount in words shall prevail, same below):

The total amount is marked by RMB, which is (in words) fifty million Yuan only, (in numbers) 50,000,000 Yuan;

B. Limit distribution of specific business (the total balance of the limit actually used in each business shall not exceed the maximum credit line):

(1) This foreign currency loan limit is converted to RMB (in words) fifty million Yuan only in total. The loan term of each loan shall be no more than 12 months. The term of withdrawal is [12] months from the day of concluding the contract. The limit is revolving limit.

(2) The foreign currency (currency) XXX loan limit is converted to RMB (in words) XXX. The loan term of each loan shall be no more than XXX months. The term of withdrawal is [XXX] months from the day of concluding the contract. The limit is XXX revolving limit;

(3) The RMB discount limit is RMB (in words) XXX. The term of withdrawal is [XXX] months from the day of concluding the contract. The limit is XXX revolving limit;

(4) The import and export documentary limit is converted to RMB (in words) XXX. The term stipulated for each business shall be no more than XXX months. The term of withdrawal is [XXX] months from the day of concluding the contract. The limit is XXX revolving limit;

(5) The RMB draft acceptance limit is RMB (in words) XXX. The term of each draft acceptance shall be no more than 12 months. The term of withdrawal is [12] months from the day of concluding the contract. The limit is revolving limit; the ratio of deposit shall not be less than 30%;

(6) The import I/C opening limit is converted to RMB (in words) XXX. If it is usance I/C, the payment term stipulated in each I/C shall be no more than XXX months; the term of withdrawal is [XXX] months from the day of concluding the contract. The limit is XXX revolving limit; the ratio of deposit shall not be less than XXX%;

(7) The domestic I/C opening limit is converted to RMB (in words) XXX. If it is usance I/C, the payment term stipulated in each I/C shall be no more than XXX months; the term of withdrawal is [XXX] months from the day of concluding the contract. The limit is XXX revolving limit; the ratio of deposit shall not be less than XXX%;

(8) The L/G limit is converted to RMB (in words) XXX; the validity term of each L/G stipulated shall be no more than XXX months; the term of withdrawal is [XXX] months from the day of concluding the contract. The limit is XXX revolving limit; the ratio of deposit shall not be less than XXX%;

(9) The corporate account overdraft limit is converted to RMB (in words) XXX; the term of overdraft of each corporate account shall be no more than XXX months; the term of withdrawal is [XXX] months from the day of concluding the contract. The limit is XXX revolving limit;

(10) The factoring limit is converted to RMB (in words) XXX; the term of each factoring shall be no more than XXX months; the term of withdrawal is [XXX] months from the day of concluding the contract. The limit is XXX revolving limit;

(11) The bond underwriting limit is converted to RMB (in words) XXX; the term of withdrawal is [XXX] months from the day of concluding the contract. The limit is XXX revolving limit;

(12) The external guarantee limit is converted to RMB (in words) XXX; the term of each external guarantee limit shall be no more than XXX months; the term of withdrawal is [XXX] months from the day of concluding the contract. The limit is XXX revolving limit; the ratio of deposit shall not be less than XXX%.

(13) Other: ______________________________________________________

C. Prior business included in the limit hereunder:

The business hereunder which has occurred but has not been settled occupies the credit limit hereunder. However, the rights and obligations of the business shall be executed in accordance with this contract (unless specially stipulated herein):

(1) The contract called XXX with the number of [XXX] concluded by and between XXX and the trustee;

(2) The contract called XXX with the number of [XXX] concluded by and between XXX and the trustee;

(3) Other: _________________________________________________

G. Credit purpose:

Meet the trustee’s business need of normal operation in accordance with laws and regulations.

M. Guarantee (the details are subject to the guarantee document):

Warranty guarantee, name of warranty: Icon Energy System (Shenzhen) Company Limited, Huizhou Highpower Technology Co., Ltd., Shenzhen Highpower Technology Company, Limited, and PAN Dangyu.

U. Annex (the following annex is an integral part of this contract):

XXX

W. Enforcement notarization:

No enforcement notarization is required for this contract.

X. Special agreements:

1. The trustee confirms the address of delivery of the documents involved in this contract/ agreement and relevant documents and legal instruments when a dispute occurs to this contract/ agreement and legal consequences as follows: (1) it confirms that its valid address of delivery is the address specified in the front of this contract/ agreement. (2) The address of delivery is applicable to the delivery of all kinds of documents during non-litigation and relevant documents and legal instruments when a dispute occurs, including but not limited to the delivery in the civil supervision procedure and civil litigation procedure (first trial, second trial, re-trial and execution procedure). (3) If the address of delivery needs to be changed, it shall notify Bank of Beijing by mailing thirty working days in advance; if change is notified according to the method specified, the address of delivery changed shall prevail. If the obligation to notify fails to be fulfilled, the original address of delivery shall be still the valid address of delivery. In the event that the legal instruments fail to be actually received as the address of delivery it provides or confirms is not accurate, Bank of Beijing and the court have not been notified after the address of delivery is changed or it or the receiver it designates refuses to sign up, if they are delivered by mailing, the day of returning the instruments shall be deemed as the day of delivery; if they are delivered directly, the day on which the process server indicates the condition on the receipt of delivery shall be deemed as the day of delivery. (4) Whereas it has confirmed the address of delivery, the court may directly deliver by mailing upon delivery. Even if it fails to receive the relevant documents or legal instruments delivered by the court by mailing, it shall be deemed as delivery. (5) After a dispute enters the civil supervision procedure or civil litigation procedure, if it responds to the litigation and directly submits the letter of confirmation of the address of delivery to the court, and if the address of delivery confirmed is changed, the letter of confirmation of the address of delivery that it submits to the court shall prevail.

2. This contract/ agreement is concluded by the parties in Futian District, Shenzhen City. All disputes under this contract/ agreement and related to it shall be first settled through friendly negotiation. If the negotiation fails to work, it shall be submitted to the people’s court with jurisdiction in the place of concluding this contract/ agreement for settlement through litigation.

Y. The trustee hereby confirms: Bank of Beijing has reminded it of paying attention to the terms and conditions concerning liability or right limitation and has made full interpretation and explanation on this contract. Revision and supplementation (if any) reached by both parties has been indicated in the special agreement column or supplementary agreement; after fully reviewing and negotiating and discussing with Bank of Beijing, the trustee comprehensively understands and agrees all contents of this contract including the table of contract conditions, basic terms and conditions and annexes hereto, and has no doubt or objection.

Z. Both parties sign as follows:

Trustee (seal): Springpower Technology (Shenzhen) Company Limited (sealed)	Bank of Beijing (seal): Special Seal for Credit Business Contract of Bank of Beijing Co., Ltd. Shenzhen Branch (sealed)
Legal representative	Person in charge or
Or authorized representative: PAN Dangyu(signature)	Authorized representative: QU Ruiguang (signature)

Comprehensive Credit Contract Basic Terms

1.	Definition and Interpretation

1.1 In this contract, unless otherwise specified, the following words have the following meanings.

This contract: refers to the overall constituted by all the following documents: comprehensive credit contract condition table (the main text is Clauses A to Z), comprehensive credit contract basic terms, the attachments listed in Clause U hereof, and other effective documents to determine the rights and obligations under this contract in accordance with the law (including but not limited to the supplementary agreement, commitment, etc.); however, the terms and conditions of the contract shall be specified in the corresponding terms and conditions in the contract condition table and basic terms if there is no special explanation.

Credit limit: refers to the bank credit fund or principal amount supported by bank credit that Bank of Beijing undertakes to grant or actually grants to the credit grantee in accordance with the terms and conditions of this contract.

Withdrawal period: also known as the period of validity of the limit, means that the credit grantee may apply to Bank of Beijing for the term of the relevant limit.

Limit withdrawal day: refers to the date when the credit grantee begins to take up the limit, such as withdrawal date, acceptance day, opening date for loan business, acceptance of bill of exchange, opening of letter of guarantee/letter of credit respectively.

Limit occupancy period: Refers to the period from the conclusion date of the contract to the validity period expiration date or the date when all credit limit (if any) used by the credit grantee and relevant funds and expenses are liquidated (the later shall prevail).

Specific business: refers to the loan, trade financing, discount, guarantee letter, letter of credit, draft acceptance and other specific credit granting business of Bank of Beijing to the credit grantor under this contract.

Specific business contracts: refer to the legal documents that the credit grantor concludes with Bank of Beijing in order to use the limit under this contract and which constitute contract relationship between the credit grantor and Bank of Beijing under specific business according to law (no matter what its name is), including but not limited to, written, electronic data or other effective forms of business contract, agreement, commitment, business documents, etc.

Guarantee document: refers to any guarantee contract, guarantee clause, guaranty letter, etc., which is set up and signed or agreed by the guarantor.

Third party: in the terms of this contract, the third party means any person or organization other than the parties hereto.

Laws and regulations: refer to the laws, administrative regulations and judicial interpretations of the supreme people's court in the mainland of the People's Republic of China except Hong Kong, Macao and Taiwan.

Financial rules and regulations: refer to the rules, regulations and orders of the banking regulator, the People's Bank of China and the foreign exchange control department.

Working day: refers to any day when the commercial banks in the city where Bank of Beijing is located deal with general corporate business to the external, not including statutory holidays, Saturday and Sunday, but including Saturday and Sunday when the public should work as temporarily stipulated by the government.

1.2 Under any document under this contract or made on the basis of this contract, unless otherwise specified in this document, the words which have been defined in the contract still have the same meaning.

2.	Credit Limit

2.1 Refer to Clause A hereof for the maximum credit limit; refer to Clause B hereof for the limit distribution of the specific business, the withdrawal period and the limit type. Without the consent of Bank of Beijing, all kinds of business limits shall not be used for adjustment. Unless otherwise agreed, the unsettled business incurred by the credit grantee in the system of Bank of Beijing occupies the limit of corresponding business herein, which is specifically referred to in Clause C of this contract. Bank of Beijing may arrange or designate other branches of Bank of Beijing Co., Ltd. to handle the specific business under this contract. The above mentioned institutions shall be regarded as the credit grantors of the contract under this contract when handling the business.

2.2 In case that any of the following circumstances occurs, Bank of Beijing can appropriately adjust all or part of limits under this contract which are not yet used or shorten the period of validity: (i) the credit grantee or its guarantor defaults under this contract, the specific business contract or guarantee document; (ii) a significant adverse change occurs to the financial or operational status of the recipient; or (iii) the country or the financial regulator adjusts the credit policy or other related policies, major financial risks occur or lurk in the region where the credit grantee is located, and material adverse changes occur in the market related to the operation of the credit grantee. Bank of Beijing rationally thinks that it has a significant effect on the performance of this contract; or (iv) other circumstances stipulated in this contract, specific business contract or warranty document.

2.3 Refer to Clause B hereof for the limit type. If it is recyclable limit, from the time when the relevant debts have been totally paid off to the expiration date of the withdrawal period, the credit grantee can apply for reuse as per the agreed conditions hereof within the usable limit. The recyclable time within the validity period of limit is limitless; if it is unrecyclable limit, reuse shall not be applied after the credit grantee applies.

3.	Use of credit limit

3.1 If the expiration date of the validity period (withdrawal period) of the limit is not working day, the last working day before this day shall prevail. During the withdrawal period, maximum credit limit and specific credit limit, the credit grantee may submit an application to Bank of Beijing, the specific business contract should be entered into during the withdrawal period after approval and it may actually use according to the contract; when the withdrawal period expires, the unspent limit by the credit grantee is automatically cancelled.

3.2 Unless the credit grantee and Bank of Beijing agree to change at the appointed time, the credit grantee shall handle according to the following procedures and requirements whenever using the credit limit: (1) the credit grantee shall submit the application to Bank of Beijing in advance, explain the types of credits and amount to be applied, purpose, proposed date of use and fill other necessary contents under this contract and submit the documents required by the business system of Bank of Beijing; (2) Bank of Beijing shall review the application based on the business management system implemented at the appointed time and credit review requirements and the contract; (3) if Bank of Beijing agrees after examination, the parties shall enter into the specific business contract and handle the business procedures as agreed upon, while reducing the credit limit available under this contract; if Bank of Beijing does not agree after the examination, the credit grantee shall be informed.

3.3 Whenever the credit grantee requires using the credit limit, unless the following conditions are met (except the condition which Bank of Beijing decides to give up), Bank of Beijing has no obligation to agree it to use the credit limit:

(1)       The guarantee document of the guarantee referred to in Clause M hereof has been entered into and duly handled delivery, registration and other procedures;

(2)       Margin money has been deposited into Bank of Beijing as per the margin proportion required in Clause B hereof when bank acceptance, letter of guarantee, letter of credit and other business have been handled, pledged to Bank of Beijing as guarantee under this contract and specific business contracts;

(3)       The credit grantee has signed specific business contract with Bank of Beijing and met the conditions required in this contract and specific business contracts. Enough limits available shall be reserved herein;

(4)       The credit grantee has no default event under this contract or specific business contracts; the guarantor has no default event under the guarantee document;

(5)       The effective laws and regulations and financial rules, national credit policies have no significant adverse influence on the performance of the contract by any party of the specific business contract and do not prohibit or restrict the handling of relevant business;

(6)       Other conditions agreed in this contract or specific business contracts, specified in laws, regulations and financial rules.

3.4 The currency, amount, term, interest rate and rate, repayment and other matters of specific business shall be subject to the agreements in specific business contracts. Unless Bank of Beijing and the credit grantee implement corresponding revision on this contract by a written supplementary agreement, the business term agreed in the specific business contracts shall not be over the term specified in Clause B hereof except the automatic extension agreed in the specific business contracts or the term extension due to force majeure.

3.5 The limit amount that each specific business occupies shall be calculated as per the credit fund principal amount and credit support nominal principal amount provided by Bank of Beijing. The limit occupancy amount of foreign currency business shall be converted as per the initial foreign exchange selling price published by Bank of Beijing on the limit withdrawal date. This clause is only set for limit statistics, which shall not be deemed as restriction of the credit grantee’s debt range or the guarantor’s guarantee range. The debt of the credit grantee under each specific business for Bank of Beijing shall be determined based on the specific business contract and other terms of this contract.

3.6 The credit grantee guarantees to use the limit for the purpose agreed in Clause G hereof and the specific business contracts, guarantees that the aforesaid purpose will not violate the stipulations in the laws and regulations and financial rules, promises not to use the limit in the project or business in which commercial bank fund / credit is prohibited to use as specified in the laws, regulations or financial rules. If the credit grantee needs to change the limit purpose, it shall obtain the written consent of Bank of Beijing.

3.7 In order to timely repay the relevant amounts payable, the credit grantee shall open and maintain the relevant account (in case of alternation of account number, it shall be applicable continuously after alternation) at Bank of Beijing. Bank of Beijing may automatically deduct the mature payable amounts of the credit grantee from the account opened by the credit grantee at the system of Bank of Beijing Co., Ltd. and notify the credit grantee by the statement of account or other form.

3.8 Unless there is assured and full contrary evidence, the bank bookkeeping document generated in Bank of Beijing is valid evidence for business occurrence and debt repayment under this contract.

4.	Commitment and Promise

4.1 Both parties hereby undertake and guarantee to each other respectively: (1) this party possesses the qualification and ability to conclude and perform this contract; the personage who represents this party to sign this contract has obtained full authorization and has the right to represent this party to conclude this contract; (2) this party’s conclusion and performance of this contract do not violate the articles of association and other organizational documents, laws and regulations and financial rules and other legal documents which shall be abided by, and any necessary internal and external authorization, permission, filing and other procedures have been obtained to ensure that this contract has legal binding force on this party and may enforce according to law.

4.2 The creditor grantee promises and guarantees to perform the following obligations during the occupancy period:

(1)       The credit grantee has always been the legal entity established according to law and continuing as a going concern and will complete annual inspection and other legal procedures on time; the credit grantee will completely provide Bank of Beijing with the financial and operational status of the credit grantee and other important information related to this contract and the specific business contracts before signing this contract and each application to use the limit is proposed;

(2)       The production and management of the credit grantee are legitimate, abide by the environmental protection requirement specified in laws and regulations, tax payment stipulation and other stipulations; necessary approval and permission documents are timely, legally and validly obtained;

(3)       The credit grantee accepts and actively cooperates Bank of Beijing’s examination and supervision on the credit grantee’s financial status, operation status and the limit use status under this contract, including but not limited to: (i) reasonably explain the execution of each specific business under this contract and provide relevant certificates and prove that the contract is in conformity with the contract as per the requirements of Bank of Beijing, and (ii) provide Bank of Beijing with the audited intact financial statements (including notes) of the previous year and the audit report before the end of Apr. and provide Bank of Beijing with the duplicates of the balance sheet, income statement, cash flow statement and other financial statements as at the end of the last quarter in the first month of every quarter (if there is audited semi-annual or quarterly financial statement, the audited complete statement and audit report shall be provided);

(4)       All application materials, financial statements and other information provided by the credit grantee to Bank of Beijing are true, complete, legal and valid. There is no fraud, major omission or major misdirection;

(5)       The credit grantee shall not withdraw registered capital, fabricate transactions to collect bank funds or credit, escape from debts by transfer of assets, have associated transaction that seriously damages its repayment ability or money laundering and other improper transactions;

(6)       The credit grantee shall provide the guarantee agreed in Clause M hereof to Bank of Beijing at least before the first use of the limit. Refer to the guarantee document for details. The credit grantee undertakes to maintain the pledge rate and mortgage rate under the guarantee document within the agreed scope of the guarantee document (if any); the credit grantee promises to fully understand and agree to and accept the terms and contents of the relevant guarantee document, guarantee that all guarantee provided to Bank of Beijing based on the guarantee document are legal and valid and can be enforced in accordance with the law.

5.	Taxes and Dues

The credit grantee and Bank of Beijing shall bear the stamp duty under this contract which shall be paid by them respectively. The taxes and administrative fees, etc. levied by the government or the institution that exerts administrative functions (except the taxes and dues which shall be borne by Bank of Beijing voluntarily) and notarization expense (if any), guarantee expense (if any) shall be borne by the credit grantee.

6.	Breach of Contract and Remedy Right

6.1 When any or several circumstances occur, default event of the credit grantee shall be constituted:

(1)       The credit grantee fails to use the credit limit as per the agreements in this contract or specific business contracts, or fails to pay interest, principal or other funds payable on time in full amount, or fails to timely pay fully on time, causing that Bank of Beijing pays in advance;

(2)       The credit grantee fails to (or affirmatively shows or shows that it won’t with behavior) totally and duly perform the commitments, guarantee, obligations or responsibilities under this contract or specific business contracts;

(3)       The guarantor fails to totally and duly perform the commitments, guarantee, obligations or responsibilities under this contract or specific business contracts, or has other default event under the guarantee document, or the collateral / pledge (if any) is damaged, lost, the ownership is shifted, closed/ frozen / detained or compulsorily executed, or the guarantee document or any guarantee right of Bank of Beijing is regarded as invalid, revoked or dissolved without the written consent of Bank of Beijing;

(4)       Any significant credit finance, guarantee, compensation or other repayment liability of the credit grantee can’t be performed when mature; or the operation license of the main business or significant business is suspended or canceled, or business suspension and rectification / takeover / dissolution / declaration of bankruptcy, etc. are entered;

(5)       The financial or operational status of the credit grantee has significant and adverse change, or has bad credit record, or involves in the dispute or administrative punishment, etc. that has significant adverse influence on its repayment ability or the performance of this contract and specific business contracts, or has other situation that has serious adverse influence on the creditor’s right or guarantee right of Bank of Beijing.

6.2 In case that the credit grantee has the default event under this contract or specific business contracts, Bank of Beijing shall be entitled to exert default remedy right based on the contract agreement or/ and laws, regulations, financial rules, including but not limited to adjusting the credit limit and validity period, requiring correcting breach of contract, collecting penalty interest, exert guarantee right and lien according to law, announcing that all or partial debts under this contract and specific business contracts are mature at once, collecting by announcement, requiring compensation for loss and requiring repaying the expenses incurred by Bank of Beijing to realize the creditor’s right and guarantee right (including but not limited to litigation/ arbitration expense, appraisal / authentication / auction and other disposal expenses, attorney expense, expense for investigation, travel fee and other reasonable expenses), etc.

6.3 When the payment currency withdrawn by Bank of Beijing to exert rights is different from the unpaid fund currency by the credit grantee, the creditor’s rights of Bank of Beijing are liquidated after the exchange rate of the applicable bank sold debt currency and the purchased returned money currency published by Bank of Beijing is exchanged. The exchange rate loss and exchange expense incurred shall be borne by the credit grantee. The credit grantee shall be obligated to cooperate with handling the exchange procedure.

6.4 The creditor’s rights of the funds taken back by Bank of Beijing to exert rights are paid off as per the following order: (1) expense to realize the creditor’s right and guarantee right and other expenses which shall be borne by the borrower, (2) damage compensation, indemnity and liquidated damage, (3) default interest, (4) interest, (5) principal, (6) other amounts payable; but Bank of Beijing may alternate the aforesaid liquidation order. If the credit grantee has many mature funds repayable, the repayment order determined by Bank of Beijing shall prevail.

6.5 In case that one party suffers force majeure and this party provides the certificate of the competent authority to the other party within 5 working days after the force majeure occurs, the corresponding default responsibility of this party may be exempted according to law. However, in order to avoid doubts, both parties confirm that the corresponding liability for breach of contract of the credit grantee may be exempted according to law after the force majeure occurs but still have the obligation to repay the used limit principal, interest and the expense to realize the creditor’s right and guarantee right.

7.	Applicable Laws and Dispute Settlement

7.1 This contract is applicable for the laws and regulations of the People’s Republic of China; all disputes arising from and in connection with this contract shall be solved through friendly negotiation; if the negotiation fails, it shall be submitted to the people’s court at the place where Bank of Beijing for resolution.

7.2 In case that there is affirmative written agreement in the specific business contract, guarantee document on the applicable laws and dispute settlement, it shall be executed as per this agreement. In case that there is no written agreement or the written agreement is unclear or the agreement is invalid / revoked according to law, it is applicable for the laws and regulations of the People’s Republic of China and shall be filed to the people’s court at the place where Bank of Beijing is located for resolution.

8.	Supplementary Rules

8.1 When the special agreement in Clause X hereof is inconsistent with other clauses in the text hereof, the special agreement in this clause shall prevail; the attachments listed in Clause U hereof constitute the component hereof. Unless there is affirmative written agreement in the text or attachment hereof, the text hereof shall prevail when the attachment is inconsistent with the text hereof. Each specific business contract and this contract constitute a complete contract, except as otherwise provided for in this contract situation; when the specific business contract is inconsistent with the contract, the specific business contract shall prevail; the matters which are not agreed in the specific business contracts shall be executed as per the agreements hereof.

8.2 The notice or document sent by any party under this contract: (i) the day of receipt of the notified party or its receiving agent is delivery date if it is handed over in person or by commission; (ii) the 3rd day after the mail is posted if it is posted by express or registered mail in the same city (including urban and suburban) is delivery date, (iii) the 7th day after it is mailed if it is mailed by other method is delivery date; when the delivery date determined in accordance with the aforesaid stipulations is inconsistent with the date when the notified party actually receives or officially signs in, the earliest date shall prevail. However, Bank of Beijing requires that the documents delivered by the credit grantee face to face shall be delivered by the special person appointed by the credit grantee to the operator authorized by Bank of Beijing. Either party shall notify the opposite party in time if it alternates the contact info; otherwise, the opposite party shall be entitled to deem the contact info before alternation as valid.

8.3 Bank of Beijing can provide the information related to this contract and specific business contracts to the credit system and information base approved by the government department.

8.4 Unless otherwise agreed hereof, either party shall have the confidentiality obligation before the aforesaid information losses confidentiality, shall not publicly disclose and shall not disclose the commercial secret which is obtained by the party during the conclusion and performance of this contract and belongs to the other party and other unpublished information that the other party requires keeping confidential to any third party without the written permission of the other party. However, if one party discloses in accordance with the stipulations in relevant laws and regulations and the requirements of the competent authority or the listed exchange, or reasonably discloses to auditor, financial consultant, legal consultant or other intermediary institution of this party (this party shall require the aforesaid institutions and personage to bear confidentiality obligation), it is not deemed as breach of the confidentiality obligation.

8.5 The effect of this contract is independent from any guarantee document, specific business contract and any contract/ agreement / commitment and is not affected by the validity and enforceability of the aforesaid documents. When any article or content of this contract is revoked according to law or affirmed as invalid, the effect of other articles and contents are not affected and still valid. When one party breaches the contract, the other party’s nonperformance of the corresponding remedy right shall not be deemed as waiver of right or permission of default.

8.6 This contract is entered into by the credit grantee and Bank of Beijing on the conclusion date of the contract and comes into effect after it signed by the legal representative / principal / authorized representative of both parties and with the unit seal affixed (or the special seal for contract recognized by the document with the official seal affixed). The original of this contract is in triplicate (the originals in the corresponding number shall be signed if notarization is needed or guarantee registration and other procedures need to be handled) with Bank of Beijing holding two copies and the credit grantee holding one copy. Each original has the equal effect. If there is a guarantor, the credit grantee shall be responsible for providing the guarantee with the duplicate of this contract; however, if the credit grantee fails to provide, the creditor’s right and guarantee right of Bank of Beijing will not be adversely influenced.

(No text below)